SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): June 13, 1996 (May 31, 1996)
                         -------------------------------

                             Eljer Industries, Inc.
               (Exact name of registrant as specified in charter)



    Delaware                       1-10181                       75-2270874
(State or other               (Commission File                  (IRS Employer
jurisdiction of                    Number)                      Identification
incorporation)                                                       No.)


  17120 Dallas Parkway, Dallas, Texas                               75248
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number,
including area code:      (214) 407-2600



                                 Not applicable
          (Former name or former address, if changed since last report)



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Item 5  Other Events

On May 31, 1996, Eljer Industries, Inc. (the "Company", or "Eljer Industries") settled its pending litigation with its former parent Household International, Inc. ("Household International"). Under the terms of the settlement, Household International will pay Eljer $27.150 million, which includes settlement of counterclaims that Household International had against the Company.

The net proceeds of the settlement will be used initially to reduce the Company's bank term debt. Ultimately, as part of a tentative settlement reached in connection with the Chapter 11 proceeding of the Company's indirect wholly-owned subsidiary United States Brass Corporation ("U.S. Brass"), the Company expects to pay 75% of the net settlement proceeds, after legal fees and expenses, into a trust to be created as part of a U.S. Brass reorganization plan.

The litigation with Household International was commenced in 1993 and was pending in Delaware Superior Court. Eljer Industries claimed that it was owed money based on documents signed at the time the Company became independent from Household International in April 1989.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                         ELJER INDUSTRIES, INC.



Date: June 13, 1996                           By:  /s/Brooks F. Sherman
      --------------------                       --------------------------
                                                  Brooks F. Sherman
                                                  Vice President - Finance &
                                                  Chief Financial Officer
                                                  (Principal Financial and
                                                  Accounting Officer)